Exhibit 99.2
MBS INSIGHT, INC.
Financial Statements
December 27, 2009
(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report
The Board of Directors
MBS Insight, Inc.:
We have audited the accompanying balance sheet of MBS Insight, Inc. as of December 27, 2009 and the related statements of earnings, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MBS Insight, Inc. as of December 27, 2009 and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Omaha, Nebraska
April 28, 2010

MBS INSIGHT, INC.
Balance Sheet
December 27, 2009

Assets	2009

Current assets:
Cash and cash equivalents	$2,257
Accounts receivable, net	2,359,067
Prepaid expenses	526,933

Total current assets	2,888,257

Other assets	105,800

Property, plant, and equipment, net	3,079,426

Goodwill	6,583,324

Total assets	$12,656,807

Liabilities and Stockholder’s Equity	2009

Current liabilities:
Borrowings from parent	$2,391,743
Accounts payable	532,357
Accrued payroll	327,827
Accrued expenses	888,651
Deposits	9,430
Deferred income taxes	60,048

Total current liabilities	4,210,056

Long-term liability:
Deferred income taxes	940,190

Stockholder’s equity:
Common stock, $1.00 par value. Authorized 10,000 shares; issued and outstanding 1,000 shares	1,000
Additional paid-in capital	3,181,180
Retained earnings	4,324,381

Total stockholder’s equity	7,506,561

Total liabilities and stockholder’s equity	$12,656,807

See accompanying notes to financial statements.

MBS INSIGHT, INC.
Statement of Earnings
Year ended December 27, 2009

2009

Operating revenue	$17,375,398

Operating expenses:
Cost of materials	1,026,478
Labor costs	10,286,539
Depreciation	402,595
Other	2,392,072

Total operating expenses	14,107,684

Operating income	3,267,714

Other expense:
Interest expense to parent	(99,019)

Earnings before income taxes	3,168,695

Income tax expense	1,304,413

Net earnings	$1,864,282

See accompanying notes to financial statements.

MBS INSIGHT, INC.
Statement of Stockholder’s Equity
Year ended December 27, 2009

		Additional		Total
	Common	paid-in	Retained	stockholder’s
	stock	capital	earnings	equity

Balance at December 28, 2008	1,000	3,181,180	2,460,099	5,642,279

Net earnings	—	—	1,864,282	1,864,282

Balance at December 27, 2009	$1,000	3,181,180	4,324,381	7,506,561

See accompanying notes to financial statements.

MBS INSIGHT, INC.
Statement of Cash Flows
Year ended December 27, 2009

2009

Cash flows from operating activities:
Net earnings	$1,864,282
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	402,595
Deferred income taxes	121,459
Changes in assets and liabilities
(Increase) decrease in:
Accounts receivable	22,667
Prepaid expenses	122,697
Increase (decrease) in:
Accounts payable	353,177
Accrued expenses	398,069
Deposits	(1,691)

Net cash provided by operating activities	3,283,255

Cash flows from investing activities:
Additions to property, plant, and equipment	(2,389,742)

Net cash used in investing activities	(2,389,742)

Cash flows from financing activities:
Net repayment of borrowings from parent	(895,818)

Net cash used in financing activities	(895,818)

Net decrease in cash and cash equivalents	(2,305)

Cash and cash equivalents at beginning of year	4,562

Cash and cash equivalents at end of year	$2,257

Supplemental disclosure of cash flow information- cash paid during the year for:
Interest	$99,019
Taxes	1,182,954
See accompanying notes to financial statements.

MBS INSIGHT, INC.
Notes to Financial Statements December 27, 2009
(1) Summary of Significant Accounting Policies
Organization and Nature of Business
MBS Insight, Inc. (the Company) is a wholly owned subsidiary of World Marketing, Inc. (Parent), which is a wholly owned subsidiary of the Omaha World-Herald Company (OWHC). The Company provides a variety of services, including database management and direct marketing activities. The Company’s primary operations are located in Central Islip, New York.
Accounting Period
The Company has adopted a 52 — 53 week fiscal year ending the last Sunday in December. The year ended December 27, 2009 included 52 weeks.
Push-Down Accounting
OWHC has adopted a policy of push-down accounting for acquisitional and operational elements of the business.
Property, Plant, and Equipment
Property, plant, and equipment are recorded at cost. Depreciation over the estimated useful lives of the property is based on the straight-line method. For federal income tax purposes, the declining balance method is used. Deferred income taxes have been recorded on the difference between book and tax depreciation.
In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 360, Property, Plant, and Equipment (ASC 360), the Company reviews the carrying value of property, plant and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized in operating results.
Goodwill
The Company accounts for intangible assets based on FASB Accounting Standards Codification Topic 350, Intangibles — Goodwill and Other (ASC 350). Under ASC 350, goodwill is not amortized but is tested for impairment at least annually.
Revenue
The Company recognizes revenue when services are performed, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed and determinable. When revenues associated with an initial database build are received and recognized over the term of a contract, the incremental direct costs of the database build are deferred and expensed over the term of the contract as the revenue is recognized.
Income Taxes
Income taxes are accounted for under the asset and liability method. Under this method, deferred income taxes represent the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities.
In July 2006, FASB issued Financial Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with FASB Accounting Standards Codification Topic 740, Income Taxes (ASC 740). FIN 48, which is now a part of ASC 740, provides that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination based on its technical merits. This interpretation also provides guidance on measurement, classification, interest and penalties, disclosure and transition. Prior to the adoption of FIN 48, the Company recognized the effect of income tax positions only if such positions were probable of being sustained. See note 6 for further information.
Fair Value Measurements
In September 2006, FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements, which is now included in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and establishes a framework for measuring fair value. The Company’s carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and debt approximate fair value.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.
(2) Accounts Receivable
Components of accounts receivable at December 27, 2009 consist of the following:

2009
Trade	$2,337,085
Sundry	125,655

Total accounts receivable	2,462,740
Allowance for doubtful accounts	103,673

Accounts receivable, net	$2,359,067

MBS INSIGHT, INC.
Notes to Financial Statements December 27, 2009
(3) Property, Plant, and Equipment
Components of property, plant, and equipment at December 27, 2009 consist of the following:

2009
Buildings and improvements	$10,167
Machinery and equipment	1,764,688
Software	1,435,665
Furniture and fixtures	46,385
Construction in process	2,018,848

5,275,753
Accumulated depreciation	2,196,327

$3,079,426

Costs associated with software are recorded in accordance with FASB Accounting Standards Codification Topic 350, Intangibles — Goodwill and Other. Certain expenditures relating to the development of software for internal use are capitalized and relate primarily to external costs. At December 27, 2009, the Company had capitalized software costs of $1,905,000 included in construction in progress.
(4) Goodwill
Goodwill at December 27, 2009 is $6,583,324. The carrying value of goodwill is reviewed for impairment at least annually. The Company must make various estimates and assumptions in determining estimated fair value. Changes in these estimates or related assumptions could result in the recording of an impairment charge.
(5) Borrowings from Parent
The Company has an intercompany revolving note held by the Parent. Any outstanding borrowings are recorded on the balance sheet of the Company. The note has a maximum principal amount of $6,000,000 and is due April, 2011. At December 27, 2009, the Company had $2,391,743 borrowed against the note. The note has a variable interest rate, and at December 27, 2009, the rate was 4.25%.
(6) Income Taxes
The Company files a consolidated income tax return with OWHC. Provision for income taxes is computed on an individual company basis. Current taxes are paid by OWHC and charged to the Company through intercompany accounts.
Income tax expense consists of the following:

	2009
	Federal	State	Total
Current	$922,850	260,104	1,182,954
Deferred	93,906	27,553	121,459

	$1,016,756	287,657	1,304,413

The actual tax expense differs from the “expected” tax expense (computed by applying the appropriate U. S. federal corporate tax rate to earnings before income taxes) as follows:

2009
Computed “expected” tax expense	$1,109,043
State tax (net of federal tax benefit)	186,979
Other	8,391

$1,304,413

The tax effects of timing differences that give rise to significant portions of the deferred tax asset and deferred tax liability at December 27, 2009 are presented below:

2009
Deferred tax asset:
Allowance for doubtful accounts	$42,357

Deferred tax liability:
Excess depreciation	236,793
Excess amortization	703,397
Prepaid expense deduction	102,405

Total deferred tax liabilities	1,042,595

Net deferred tax asset (liability)	$(1,000,238)

The Company did not record a deferred tax asset valuation allowance as of December 27, 2009. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be recognized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based on the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of those deductible differences.
The Company has adopted the provisions of FIN 48 and upon implementation, the Company recognized no liability for unrecognized tax benefits. The Company had no liability for unrecognized tax benefits as of December 27, 2009.
The Company is subject to taxation in the United States and the state of New York. As of December 27, 2009, the 2006 and 2008 tax years remain subject to examination by the Internal Revenue Service (IRS), and tax years 2006 through 2008 remain subject to examination by the state of New York. The IRS completed an examination of the 2007 tax year in 2009. As of December 27, 2009, the Company is no longer subject to federal or state examinations by taxing authorities for years prior to 2006.

MBS INSIGHT, INC.
Notes to Financial Statements December 27, 2009
(7) Employee Benefit Plan
The Company participates in a defined contribution plan sponsored by OWHC for all eligible employees. Generally, employees can defer a portion of their eligible compensation into the plan, not to exceed limitations. The Company can make a matching contribution equal to 25% of employee deferrals not to exceed 6% of employee compensation. The Company incurred expenses of $195,095 related to the plan in 2009.
(8) Commitments
The Company leases equipment and office space from others under operating leases. Annual rent expense under all operating leases amounted to $356,287 in 2009. The aggregate minimum annual payments at December 27, 2009 under these operating leases are as follows:

2010	$37,014
2011	37,014
2012	37,014

Total minimum lease payments	$111,042

(9) Major Customers
In 2009, two customers accounted for approximately $5,298,000 or 30% of revenue. These customers accounted for approximately $857,000 or 36% of outstanding receivables at December 27, 2009.
(10) Related Party Transactions
The Company was involved in transactions with related parties for the years ended December 27, 2009 as follows:

2009
Management fee expense	$25,008
Interest expense	99,019
The Company has borrowings from Parent for $2,391,743. See note 5 for additional information.
(11) Subsequent Events
The Company has evaluated subsequent events from the balance sheet date through April 28, 2010, the date at which the financial statements were available to be issued, and determined there are no other items to disclose.